Exhibit 99.1

Advaxis, Inc. Announces Pricing of $10.5 Million Registered Direct Offering

PRINCETON, N.J. (January 21, 2020) – Advaxis, Inc. (Nasdaq: ADXS) (the “Company”), a clinical-stage biotechnology company focused on the development and commercialization of immunotherapy products, today announced it has entered into a definitive agreement with two institutional investors for the purchase and sale of 10,000,000 shares of the Company’s common stock at an offering price of $1.05 per share, for gross proceeds of $10.5 million before deducting fees and other estimated offering expenses, pursuant to a registered direct offering (the “Offering”). The Company has also agreed to issue to those investors, in a concurrent private placement, unregistered common share purchase warrants to purchase 5,000,000 shares of the Company’s common stock. The warrants will be exercisable on the six-month anniversary of issuance and will have a five-year term and an exercise price of $1.25 per share.

The Company expects to use the net proceeds from the Offering to fund its continued research and development initiatives in connection with its product pipeline including, but not limited to, in its ADXS-HOT program and potential new studies for its ADXS-PSA drug candidate, and for general corporate purposes. The Offering is expected to close on or about January 23, 2020, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the Offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-226988) previously filed with the U.S. Securities and Exchange Commission (the “SEC”), and an additional registration statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act, which became effective upon filing on August 30, 2018. A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering. Copies of the Supplement, the Base Shelf Prospectus and the Registration Statement may also be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com.

No securities regulatory authority has either approved or disapproved of the contents of this press release. This press release is for information purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Advaxis

Advaxis, Inc. is a clinical-stage biotechnology company focused on the discovery, development and commercialization of proprietary Lm-based antigen delivery products. These immunotherapies are based on a platform technology that utilizes live attenuated Listeria monocytogenes (Lm) bioengineered to secrete antigen/adjuvant fusion proteins. These Lm-based strains are believed to be a significant advancement in immunotherapy as they integrate multiple functions into a single immunotherapy and are designed to access and direct antigen presenting cells to stimulate anti-tumor T cell immunity, activate the immune system with the equivalent of multiple adjuvants, and simultaneously reduce tumor protection in the tumor microenvironment to enable T cells to eliminate tumors.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statements that express the current beliefs and expectations of management, including but not limited to statements related to the registered direct offering, the use of proceeds therefrom and expected clinical development of the Company’s drug product candidates. These and other risks are discussed in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K, filed on December 20, 2019, and its periodic reports on Form 10-Q and Form 8-K. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.